Exhibit 10.2

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

SUPPLY AGREEMENT

This Supply Agreement (the “Agreement”) is entered into as of October 13, 2014 (the “Effective Date”) by and between Allergen Research Corporation, a California corporation, having its principal place of business at 2000 Alameda de las Pulgas, Suite 161, San Mateo, California 94403 (“ARC”) and the Golden Peanut Company, LLC, a Georgia corporation, having its principal place of business at 100 North Point Center East, Suite 400, Alpharetta, Georgia 30022 (together with its Affiliates and subsidiaries, collectively “Supplier”). ARC and Supplier are referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS ARC is engaged in the research and development of immunotherapy treatments directed at peanut allergies;

WHEREAS Supplier is in the business of supplying food-grade peanut flour; and

WHEREAS ARC desires to engage Supplier to supply quantities of Product, as defined below, to be incorporated into ARC’s oral immunotherapy treatment for peanut allergies, and Supplier desires to provide such supply, pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto mutually agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

When used in this Agreement, each of the following terms shall have the respective meanings provided below:

Section 1.1 “Affiliate” means any corporation, firm, partnership, or other entity that controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest.

Section 1.2 “Agreement Term” shall have the meaning set forth in Section 5.1.

Section 1.3 “Applicable Law” means all laws, ordinances, rules, and regulations within the countries of the Territory applicable to the processing and supply of Product.

Section 1.4 “Confidential Information” has the meaning set forth in Section 7. below.

Section 1.5 “Contract Year” each individual year within the Supply Term.

Section 1.6 “FDA” means the U.S. Food and Drug Administration, or any successor thereto.

Section 1.7 “Field” means oral immunotherapy treatment for peanut allergy.

Section 1.8 “First Delivery Date” has the meaning set forth in Section 2.1 below.

Section 1.9 “Force Majeure Event” has the meaning set forth in Section 8.5 below.

Section 1.10 “Initial Supply Term” means the time period commencing upon the First Delivery Date and continuing in effect for a period of five (5) years.

Section 1.11 “Minimum Annual Volume Commitment” or “MAV Commitment” has the meaning set forth in Section 2.4 below.

Section 1.12 “Product” means food-grade peanut flour designated by Supplier’s product code [***], which [***], or any equivalent thereof that ARC requests Supplier to supply.

Section 1.13 “Purchase Order” has the meaning set forth in Section 2.2 below.

Section 1.14 “Renewal Term” has the meaning set forth in Section 5.1 below.

Section 1.15 “Specifications” means the specifications for Product, attached hereto as Exhibit B, as may be amended from time to time by mutual agreement of the Parties.

Section 1.16 “Supply Term” means the time period commencing upon the first day of the Initial Supply Term and either ending upon the expiration of the Initial Supply Term or, if ARC exercises its option to renew the Agreement pursuant to Section 5.1 herein, ending upon the expiration of the Renewal Term.

Section 1.17 “Territory” means the United States of America, Canada, Mexico, the European Union (which shall include the member states of the European Union as of the Effective Date), and Japan, and any other country the Parties agree in writing to add to this definition of Territory in an amendment to this Agreement, along with any and all possessions and territories of the foregoing countries.

Section 1.18 “Treatment” means ARC’s oral immunotherapy treatment for peanut allergies.

ARTICLE II

FORECASTS AND PURCHASING

Section 2.1 On or about ninety (90) days prior to ARC’s requested date for its first delivery of Product for commercial use (the “First Delivery Date”), ARC shall provide Supplier with a forecast of its monthly anticipated quantities of Product for the twelve (12) month period commencing upon the First Delivery Date. The parties agree that the First Delivery Date is intended

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

to occur approximately one year prior to the date that ARC, in its good faith judgment, expects to receive approval of the Treatment from the FDA. Thereafter, by the end of each calendar quarter, ARC shall update this forecast to cover the twelve (12) month period beginning with the next calendar quarter. For each forecast, the Product quantities set forth for the first quarter (three (3) calendar months) of the forecast period shall be binding and the Product quantities set forth for the remaining nine months of the forecast period shall be non-binding but shall represent ARC’s best estimate of such Product quantities, using commercially reasonable efforts. For the first forecast only, the time from the First Delivery Date to the end of the then-current calendar quarter shall be added to and considered part of the first full calendar quarter of the first forecast and shall be binding. For clarity, if ARC reasonably expects to receive FDA approval of the Treatment on May 10,2017, (i) the First Delivery Date shall be May 10, 2016, (ii) ARC shall provide the first forecast to Supplier on or about February 10, 2016, (iii) the first quarter of the first forecast shall begin on May 10, 2016 and end on September 30, 2016, (iv) the second quarter of the first forecast shall begin on October 1, 2016, and (v) the first twelve (12) month forecast period shall end on June 30, 2017. For the avoidance of doubt, prior to the First Delivery Date, ARC may order small quantities of Product from Supplier for non-commercial use (including but not limited to conducting clinical trials), and in no event shall the date of any such order or the delivery date of any such order be considered the First Delivery Date.

Section 2.2 Together with the submission of each forecast, ARC shall submit a purchase order specifying the requested delivery dates for the quantities of Product ARC is committing to order in the first quarter of such forecast (each, a “Purchase Order”). Supplier shall accept all Purchase Orders for a given calendar quarter that are submitted in compliance with this Agreement. At ARC’s discretion, ARC may purchase additional quantities of Product in excess of the quantities in the forecast for such quarter.

Section 2.3 ARC agrees to purchase from Supplier its total requirements for Product during the Agreement Term, provided that Supplier continues to (i) supply ARC with Product conforming to the Specifications, and (ii) deliver Product conforming to the Specifications to ARC in such quantities and at such times as required by ARC. In the event that Supplier does not, or is unable to, meet its obligations as set forth in (i) and (ii) above, ARC shall be free to purchase Product from third parties, in amounts sufficient to meet ARC’s requirements, until such time as Supplier resumes supply of Product to ARC meeting such obligations.

Section 2.4 ARC hereby agrees to purchase the following minimum annual volumes of Product conforming to the Specifications during the Supply Term (“Minimum Annual Volume Commitment” or “MAV Commitment”):

Contract Year	Minimum Annual Volume
[***]	[***]

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

ARTICLE III

SUPPLY AND DELIVERY

Section 3.1 During the Agreement Term, Supplier shall supply to ARC Product conforming to the Specifications, and produced in accordance with Applicable Law and with the terms and conditions of this Agreement, at the prices set forth in Article IV herein.

Section 3.2 Supplier shall maintain sufficient inventories of Product conforming to the Specifications to meet ARC’s requirements therefor.

Section 3.3 Subject to ARC’s satisfying the conditions set forth in Section 2.3 and Section 2.4 above, Supplier hereby agrees that it shall cease any and all sales of Product to third parties in the Territory who Supplier knows or has reason to know will use the Product within the Field, and shall not sell Product to any such third party in the Territory during the Agreement Term. In the event that Supplier becomes aware, whether by notification from ARC or otherwise, that a third party to which Supplier has been supplying Product intends to use such Product within the Field, Supplier shall immediately cease all sales of Product to such Third Party and shall not resume such sales for the remainder of the Agreement Term.

Section 3.4 Supplier shall ship the Product FOB (lncoterms 2010) Blakely, Georgia. Title in the Product shall pass to ARC when the Product is loaded on the first transportation carrier.

Section 3.5 In the event that Supplier either (a) delivers Product that fails to conform to the Specifications, or (b) fails to ship Product to ARC within thirty (30) days of the applicable delivery date specified on a Purchase Order accepted by Supplier, ARC shall have the right, in its sole discretion, to require either (a) a refund of the purchase price paid for the non-conforming or undelivered Product, as applicable, or (b) the prompt replacement or delivery of such non- conforming or undelivered Product.

ARTICLE IV

PRICING AND PAYMENT TERMS

Section 4.1 The price for Product conforming to the Specifications shall be equal to [***] percent ([***]%) of [***] price for such Product, attached hereto as Exhibit A. The Product price does not include any applicable excise, sales, use, withholding, luxury, turnover (value added), purchase, or similar tax of any kind. ARC shall be liable for payment of all such taxes, fees, and charges.

Section 4.2 ARC hereby acknowledges that Supplier may, from time to time, make changes to its [***] price for Product; provided, however, that (i) any such price changes shall not go into effect until January 1 of the following year and shall apply only to Purchase Orders submitted after that date, and (ii) in no event shall Supplier make any changes to the price of Product after November 1 of any year during the Supply Term. The foregoing shall not apply to Section 4.4 herein.

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

Section 4.3 Supplier shall invoice ARC for amounts due promptly after each delivery. All invoices shall be due and payable thirty (30) days from the date of the applicable invoice;

provided, however, that Supplier may change the foregoing time period upon advance written notice to ARC in the event that ARC’s credit or financial responsibility has become, in Supplier’s discretion, unsatisfactory. In the event any payments become past due, such overdue amounts shall be subject to interest accrued at an annual rate equal to the maximum interest rate permitted by law.

Section 4.4 In the event that ARC fails to satisfy the applicable MAV Commitment in a given Contract Year, Supplier shall (i) be relieved of the obligations set forth in Section 3.3 herein, and (ii) have the option to renegotiate the Product pricing applicable to ARC.

ARTICLE V

TERM AND TERMINATION

Section 5.1 The term of the Agreement will commence as of the Effective Date and, unless earlier terminated pursuant to this Article 5, shall continue until the expiration of the Initial Supply Term (“Agreement Term”). Upon expiration of the Initial Supply Term, ARC shall have the option to renew the Agreement for an additional term of five (5) years by written notice to Supplier provided prior to the expiration of the Initial Supply Term (the “Renewal Term”), in which case the Agreement Term shall continue until expiration of the Renewal Term, unless earlier terminated pursuant to this Article 5, provided that ARC’s option for a Renewal Term shall be void if ARC has not complied with the terms and conditions set forth in this Agreement, including but not limited to ARC’s satisfaction of the MAV Commitments set forth in Section 2.4.

Section 5.2 ARC may terminate the Agreement at will at any time, for any reason, upon sixty (60) days’ advance written notice to Supplier.

Section 5.3 Supplier may terminate this Agreement in its entirety upon sixty (60) days’ advance written advance in the event that ARC fails to satisfy the applicable MAV Commitment in a given Contract Year in any material respect, unless ARC pays to Supplier at any time prior to the expiration of such sixty (60) day period, an amount equal to the difference between the volume of Product that would have been purchased if ARC met the MAV Commitment in such Contract Year, and the volume of Product actually purchased by ARC in such Contract Year, multiplied by Supplier’s [***] price for Product.

Section 5.4 This Agreement may be terminated in its entirety by either Party immediately upon written notice upon the occurrence of any of the following events:

(a) A Party’s material breach of any representation, warranty, covenant, or obligation contained in this Agreement (other than with respect to the MAV Commitment) that is not excused by a Force Majeure Event and is not cured within thirty (30) days’ of receiving written notice from the non-breaching Party setting forth the details of such breach;

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

(b) Due to a Force Majeure Event, a Party fails to fulfill any of its obligations under this Agreement for a continuous period of ninety (90) days or more; or

(c) The other Party (i) becomes insolvent, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, (iv) an involuntary petition inbankruptcy filed against it and is not dismissed within ninety (90) days of filing, or (v) has a receiver appointed for a substantial portion of its assets.

Section 5.5 Upon termination or expiration of this Agreement, Supplier shall (i) fulfill any Purchase Orders accepted prior to such termination or expiration, if such termination is not due to ARC’s material breach or failure to meet the MAV Commitment, (ii) cease any ongoing production of Product intended for fulfillment of any subsequent purchase orders expected pursuant to forecasts received prior to such termination or expiration, and (iii) limit further expenses associated with such ongoing production. Following any termination or expiration of this Agreement, ARC shall be liable for the following (as invoiced by Supplier): (i) all orders produced or in production on behalf of ARC pursuant to a Purchase Order, (ii) all expenses incurred or committed by Supplier on ARC’s behalf.

Section 5.6 Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination, including without limitation ARC’s payment obligations to Supplier. Termination of this Agreement for any reason shall not affect any obligations which, from the context hereof, are intended to survive termination of this Agreement.

ARTICLE VI

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 6.1 Supplier represents, warrants, and covenants as follows:

(a) All Product delivered hereunder shall, at the time of shipment, be free and clear of any liens or encumbrances, and shall conform to the Specifications;

(b) All Product delivered hereunder shall be produced in compliance with all Applicable Laws, including without limitation the Fair Labor Standards Act of 1938, as amended; and

(c) To Supplier’s knowledge, the manufacture, use and sale of the Product does not and will not infringe upon any third party’s intellectual property.

Section 6.2 ARC represents, warrants and covenants that the Product will be used by it in a manner that complies with the laws, rules, and regulations of any governmental regulatory authority within the Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging, or use of drug products, including, but not limited to, the FDA, the Canadian Health Products and Food Branch, and The European Agency for the Evaluation of Medicinal Products.

Section 6.3 Each Party represents, warrants, and covenants that, as of the Effective Date, it:

(a) is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of the organization;

(b) is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required;

(c) has the corporate power and authority to negotiate, execute, deliver, and perform its obligations under this Agreement;

(d) has no obligations or commitments to third parties inconsistent or in conflict with this Agreement and, during the Agreement Term, will not enter into any obligations or commitments to third parties inconsistent with or in conflict with this Agreement; and

(e) has secured all consents and authorizations necessary to enter into this Agreement and proceed with the undertakings required herein and the execution, delivery and performance of this Agreement have been duly and validly authorized.

Section 6.4 For the avoidance of doubt, it is ARC’s sole responsibility to determine the suitability of the Product for use in the Field and Supplier shall have no responsibilities in relation thereto hereunder.

Section 6.5 EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUPPLIER EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY GOODS DELIVERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VII

CONFIDENTIALITY

Section 7.1 The terms of this Agreement and any confidential or proprietary information or trade secrets disclosed by either Party to the other prior to or during the Agreement Term (collectively, the “Confidential Information”) shall be treated as confidential.

Section 7.2 Except as expressly permitted under this Agreement, each Party agrees that, during the Agreement Term, and for a period of five (5) years thereafter, it shall:

(a) Use the Confidential Information only for the purpose of satisfying its obligations under this Agreement; and

(b) Not disclose the Confidential Information to any third party.

Section 7.3 The restrictions in this Article VII shall not apply to any Confidential Information the receiving Party can demonstrate:

(a) is or has become publicly available through no fault of the receiving Party or its employees;

(b) is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information;

(c) was rightfully in the possession of the receiving Party prior to its disclosure by the disclosing Party, as evidenced by written records of the receiving Party; or

(d) is independently developed by employees or consultants of the receiving Pa1ty without use of Confidential Information of the disclosing Party, as evidenced by written records of the receiving Party.

Section 7.4 Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to any of its Affiliates, officers, directors, employees, agents, and representatives, that (i) need to know such Confidential Information for the purpose of performing under this Agreement, (b) are advised of the contents of this Article, and (c) are bound by confidentiality and non-use obligations equivalent to those in this Article VII. Additionally, each Party may disclose the other Party’s Confidential Information to the extent the other Party provides its written consent to such disclosure, such consent not to be unreasonably withheld.

Section 7.5 Notwithstanding the foregoing, the receiving Party may disclose Confidential Information pursuant to the lawful requirement or request of a governmental agency or otherwise required to be disclosed by law, rule, regulation, or rules of a securities exchange, provided that where available, reasonable measures are taken to obtain confidential treatment thereof and to guard against further disclosure, and further provided that where practicable, reasonable written notice is provided to the disclosing Party to enable the disclosing Party to seek protection of the confidentiality of such Confidential Information, with which the receiving Party shall assist in any reasonable way.

Section 7.6 Upon termination or expiration of this Agreement, the receiving Party shall cease all use of the Confidential Information of the disclosing Party (except as otherwise provided in this Agreement) and, upon request, shall either (a) promptly return within thirty (30) days all such Confidential Information, including any copies thereof, or (b) promptly destroy all such Confidential Information and certify such destruction to the disclosing Party; provided, however, that the receiving Party may retain a single copy thereof for the sole purpose of determining the scope of the obligations incurred under this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Assignment or Transfer. Neither Party may assign this Agreement or any of its rights and obligations thereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign its rights and obligations under the Agreement to an Affiliate or subsidiary of such Party, and further provided that either party may assign this Agreement to any party that acquires either all or substantially all of the stock of such party or such party’s assets and operations related to the purpose of this Agreement. Any assignments or transfers in violation of this Section 8.1 shall be void. This Agreement shall be binding on any successors or assignees authorized by this Section 8.1.

Section 8.2 Indemnification; Limitations of Liability. Each Party shall indemnify, defend, and hold harmless the other party from and against any loss, liability, claim, or action (whether or not meritorious), to persons, property, or third parties (“Loss”), to the extent that such Loss (a) arises out of the breach of any of the warranties set forth in this Agreement; or (b) was caused by the negligence or intentional wrongdoing of the indemnifying party or its agents, subcontractors, or Affiliates. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL, OR INCIDENTAL DAMAGES.

Section 8.3 Insurance. During the Agreement Term, each Party shall maintain workers’ compensation insurance with limits of not less than two million ($2,000,000) dollars per occurrence and two million ($2,000,000) dollars in the aggregate, and commercial general liability insurance with limits of not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000) dollars in the aggregate.

Section 8.4 Expenses. Each Party shall be responsible for any costs and expenses, including professional fees, that such Party incurs in connection with performing its obligations under this Agreement.

Section 8.5 Force Majeure. If a Party is delayed in fulfilling any of the terms and conditions hereunder due to acts of God, war, prohibitions on exports or imports, fires, floods, strikes, sabotage, civil commotion or riots, earthquakes, or any other cause beyond such Party’s reasonable control (each a “Force Majeure Event”), time for such performance by such Party shall be extended by the period of time equal to that caused by such delay in performance. Once the Force Majeure Event ceases to exist, all terms and conditions of this Agreement will again prevail. The foregoing is subject to the right of termination set forth in Section 5.4(b) herein.

Section 8.6 Nature of Relationship. Nothing in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture or agency. Neither ARC nor Supplier shall engage in any conduct that might create the impression or inference that ARC or Supplier, as applicable, is a partner, joint venturer, or officer of the other. Supplier hereby certifies that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of ARC.

Section 8.7 Separability of Clauses. Any provision or provisions of this Agreement that in any way contravene the law of any state or country in which this Agreement is effective shall, in such state or country, to the extent of such contravention of law, be deemed separable and shall not affect any other provisions hereof or the validity hereof.

Section 8.8 Notices. All notices and other communications hereunder shall be in writing and sent to the applicable address set forth below, or to another address if specified by

Zlike notice, and shall be deemed given when, as applicable: (a) delivered personally; (b) delivered by facsimile transmission (receipt verified); or (c) received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid, or reliable overnight courier service; provided, however, that notices of a change of address shall be effective only upon receipt thereof:

If to ARC:	Allergen Research Corporation
2000 Alameda de las Pulgas, Suite 161
San Mateo, CA 94403
Attn: Howard V. Raff, Ph.D.
Fax: (650) 393-5471

If to Supplier:	Golden Peanut Company, LLC,
100 North Point Center East, Suite 400
Alpharetta, GA 30022
Attn: President
Fax: (770) 752-8209

Section 8.9 Entire Agreement. This Agreement, together with all attachments hereto, sets forth the entire agreement and understanding between the Parties on the subject matter thereof, and merges all prior discussions and negotiations between them. Neither of the Parties shall be bound by any conditions, definitions, representations, or warranties with respect to the subject matter of this Agreement other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in a writing signed by duly authorized representatives of both Parties. This Agreement cannot be modified or amended through statements appearing on any Purchase Order or invoice.

Section 8.10 Governing Law. This Agreement and its formation, operation, and performance shall be governed, construed, performed, and enforced in accordance with the substantive laws of the State of Illinois, without regard to its conflict of laws principles. Exclusive jurisdiction for litigation of any dispute, controversy, or claim arising out of or in connection with this Agreement, or breach thereof shall be only in the Federal or State court with competent jurisdiction located in Cook County, Chicago, Illinois.

Section 8.11 Paragraph Headings. Paragraph headings have been inserted solely for the convenience of the Parties and shall not be considered a part of this Agreement for interpretation or construction.

Section 8.12 Publicity. Neither Party shall use the other Party’s name or trademarks in any advertising, promotional efforts, or publicity of any kind without the prior written permission of such Party, except as required under Applicable Law, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature, and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

Section 8.14 Waiver. No waiver of any provision of this Agreement or any right or obligation of a Party shall be effective unless in writing and signed by the Parties. The failure of either Party to enforce a right shall not constitute a waiver.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SUPPLIER:		ARC:

By:	/s/ Kris Luft	By:	/s/ Stephen Dilly
Name:	Kris Luft	Name:	Stephen Dilly
Title:	President	Title:	C.E.O.

EXHIBIT A

Pricing

See Section 4.1

Exhibit A-1

SPECIALTY PRODUCTS

PRICE LIST

[***] PEANUT FLOUR – [***]

Product Codes: [***]

VOLUME:	PER POUND
[***]	$[***]

PACKAGING:	50 lb. (22.68 kilo) multiwall paper bags — 40 bags (2,000 lbs.) / pallet

FREIGHT CONDITIONS:	Freight collect. F.O.B. Blakely, GA 39823

TERMS:	Net 30 days with approved credit

SAMPLE SIZE:	1 lb. {0.45 kg)

[***]		01 /14

100 North Point Center East Suite 400 Alpharetta, Georgia 30022 (770) 752-8190 (770) 752-8209 Fax www.goldenpeanut.com

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION

EXHIBIT B

Product Specifications

SPECIALTY PRODUCTS

[***] PEANUT FLOUR – [***]

Product Code [***]

DESCRIPTION:

[***] Peanut Flour is made from high oleic raw peanuts, which have been cleaned, blanched, and electronically sorted to select the highest quality peanuts. The nuts are then roasted and processed through a natural process to obtain a peanut flour with a controlled fat content. Peanut flour is gluten-free. High oleic peanuts are much more stable than traditional peanuts resulting in a more stable peanut flour.

FLAVOR:	[***]

SUGGESTED APPLICATIONS:
Confections		[***]		Sauces
Baked Goods		Nutritional Bars		Fillings

INGREDIENT DECLARATION:		Peanuts- 100%

LABEL DECLARATION:		Peanut Flour, [***], Peanuts, Roasted Peanuts, Roasted Peanut Flour, [***]
TYPICAL ANALYSIS:
[***]		[***]		[***]		[***]

PACKAGING:	50 lb. (22.7 kg.) multi-wall paper- poly lined bags- 40 bags/pallet

SAMPLE SIZE:	11b.	KOSHER:	OU	HALAL:	I.S.A.

STORAGE CONDITIONS:		Cool/ Dry-refrigerated preferred

SHELF LIFE:	Under refrigeration: 9 – 12 months If not stored under refrigeration, product must be sensory tested prior to each use.

Country of Origin:	Product of USA

This information contained herein is correct to the best of our knowledge. The recommendations or suggestions contained in this bulletin are made without guarantee or representation as to results. We suggest that you evaluate these recommendations and suggestions in your own laboratory prior to use. Our responsibility for claims arising from breach of warranty, negligence, or otherwise is limited to the purchase price of the material. Freedom to use any

100 North Point Center East Suite 400 Alpharetta, Georgia 30022 (770) 752-8190 (770) 752-8209 Fax www.goldenpeanut.com

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION